Exhibit 10.13

CONFIDENTIAL TREATMENT REQUESTED

LIFE TECHNOLOGIES CELL LINE LICENSE AGREEMENT

This CELL LINE LICENSE AGREEMENT (the “AGREEMENT” or the “LICENSE”), effective as of November 20, 2016 (the “EFFECTIVE DATE”), by and between Life Technologies Corporation, a Delaware corporation having its principal place of business at 5781 Van Allen Way, Carlsbad, CA 92008 USA (“LICENSOR”), and Solid Biosciences, a Delaware limited liability company having its principal place of business at 161 Third Street, Third Floor, Cambridge, MA 02142 (“LICENSEE”). Each of LICENSOR and LICENSEE may be referred to herein as a “PARTY” and collectively as the “PARTIES”.

BACKGROUND RECITALS

WHEREAS, LICENSOR has developed certain [XXX] (“CELLS”, as defined below);

WHEREAS, LICENSEE desires to obtain a non-exclusive license to use such CELLS for producing adeno-associated virus vectors for certain purposes, including, but not limited to, research, development (including human clinical trials), manufacturing and commercial uses; and

WHEREAS, is willing to grant to LICENSEE a non-exclusive license to use CELLS under the terms and conditions set forth hereunder.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES intending to be legally bound agree as follows:

1.     Definitions. For the purposes of this AGREEMENT, the terms set forth hereinafter are defined as follows:

1.1    “AFFILIATE” means with respect LICENSEE, any entity Controlled by LICENSEE, so long as such Control exists and with respect to LICENSOR, any entity Controlling, Controlled by, or under common Control with LICENSOR, for only so long as such control exists. For the purposes of this definition, the word “CONTROL” means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.2    “BUSINESS DAY” means a day other than Saturday, Sunday or any other day on which commercial banks located in the U.S. are authorized or obligated by LAWS to close.

1.3    “CLAIMS” has the meaning set forth in Section 11.1.

1.4    “COMMERCIALIZATION” means any and all activities directed to the preparation for sale of, offering for sale of, or sale of, a LICENSEE PRODUCT, including activities related to making (or having made by SERVICE PROVIDERS), manufacturing, marketing, promoting, distributing and importing such LICENSEE PRODUCT, and interacting with REGULATORY AUTHORITIES regarding any of the foregoing. “COMMERCIALIZE” means to engage in COMMERCIALIZATION.

1.5    “CONFIDENTIAL INFORMATION” has the meaning set forth in Section 5.1.

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1.6    “CURE PERIOD” has the meaning set forth in Section 7.3.

1.7    “DISTRIBUTOR” means a THIRD PARTY to whom, pursuant to a written agreement with such THIRD PARTY, LICENSEE sells LICENSEE PRODUCTS under LICENSEE’S label for resale to customers. In no event shall any THIRD PARTY have the rights to make modifications to any LICENSEE PRODUCTS or part thereof, including relabeling such LICENSEE PRODUCTS or part thereof, except for placement of the DISTRIBUTOR’S name on such LICENSEE PRODUCT to comply with any country-specific regulatory requirements.

1.8    “FDA” means the U.S. Food and Drug Administration or any successor agency thereto.

1.9    “FEE(S)” has the meaning set forth in Section 3.

1.10    “GOVERNMENTAL AUTHORITY” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court, or other tribunal).

1.11    “LAWS” means all applicable laws, statutes, rules, regulations, ordinances, compliance guidance in final form, and other pronouncements, all as amended from time to time, having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.12    “LICENSEE PRODUCT(S)” means genetically engineered adeno-associated virus vectors that (i) are developed and manufactured by LICENSEE or its AFFILIATES, or on behalf of LICENSEE by SERVICE PROVIDER(S), through the use of CELLS, and (ii) are used in the treatment of or in the preparation of the treatment of Duchenne Muscular Dystrophy (DMD).

1.13    “CELLS” means (i) [XXX] transferred by LICENSOR to LICENSEE’S designated SERVICE PROVIDER prior to the EFFECTIVE DATE; and (ii) any and all progeny thereof generated by LICENSEE or its AFFILIATES.

1.14    “INDEMNITEES” has the meaning set forth in Section 11.1.

1.15    “RIGHTS” means (i) all proprietary rights of LICENSOR in and to the LICENSOR CELLS including biological materials rights; (ii) all proprietary know-how, trade secrets, data, test results, techniques, procedures, compositions, methods, formulas, protocols and information, in each case, if developed and provided by LICENSOR or its AFFILIATES.

1.16    “NON-COMPLIANT ENTITY” has the meaning set forth in Section 7.3.

1.17    “PHASE I CLINICAL STUDY” means a clinical study of a LICENSEE PRODUCT in human volunteers or patients with the endpoint of determining initial tolerance, toxicity, safety, or pharmacokinetic information, which will be deemed commenced when the first volunteer or patient in such study has received his or her initial dose of a LICENSEE PRODUCT.

1.18    “REGULATORY AUTHORIZATION” means any approval or authorization of any REGULATORY AUTHORITY in a particular jurisdiction that is necessary for the development (including human clinical trials), manufacture, use, storage, import, transport and/or sale of LICENSEE PRODUCTS in such jurisdiction in accordance with LAWS.

1.19    “REGULATORY AUTHORITY” means any applicable GOVERNMENTAL AUTHORITY involved in granting REGULATORY AUTHORIZATION in any country or jurisdiction, including without limitation, in the U.S., the FDA and any other applicable GOVERNMENTAL AUTHORITY having jurisdiction over the CELLS or over LICENSEE PRODUCTS.

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1.20    “REGULATORY FILINGS” means regulatory applications, submissions, notifications, registrations, REGULATORY AUTHORIZATIONS, or other submissions made to or with a REGULATORY AUTHORITY that are necessary or reasonably desirable in order to research, develop (including human clinical trials), manufacture, market, sell or otherwise commercialize LICENSEE PRODUCTS in a particular country or jurisdiction.

1.21    “SERVICE PROVIDER” means a THIRD PARTY, including, but not limited to a contractor, subcontractor or contract service organization, that performs services for consideration on behalf of LICENSEE or its AFFILIATE and solely for the benefit of LICENSEE or such AFFILIATE of LICENSEE, and with whom LICENSEE or its AFFILIATE has entered into a written agreement for the provision of services for LICENSEE or its AFFILIATE that employs CELLS, for purposes which include, without limitation, the research, development (including human clinical trials), testing, analysis, expression, assay, manufacture, production and storage of LICENSEE PRODUCTS.

1.22    “TERM” has the meaning set forth in Section 7.1.

1.23    “TERRITORY” means worldwide.

1.24    “THIRD PARTY” means any person or entity other than LICENSOR, AFFILIATES of LICENSOR, LICENSEE, and AFFILIATES of LICENSEE.

1.25    “U.S.” means the United States of America.

2.    Grant of License; Affiliates; Service Providers; Support.

2.1    Grant of License.

(a)    Subject to the terms and conditions of this AGREEMENT and the payment of the applicable FEES, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts from LICENSOR, a worldwide, non-exclusive, royalty-free, non-transferable (except as set forth in Sections 2.1(c) and 2.1(d) hereof) license in the TERRITORY under the RIGHTS for LICENSEE to use the CELLS (i) to develop LICENSEE PRODUCTS and to have SERVICE PROVIDERS develop LICENSEE PRODUCTS for or on behalf of LICENSEE only and (ii) to make, have made by SERVICE PROVIDERS, import, sell and have sold by DISTRIBUTORS such LICENSEE PRODUCTS, all solely under LICENSEE’s brand.

(b)    Any rights of LICENSEE under this AGREEMENT may be exercised and any obligations of LICENSEE under this AGREEMENT may be performed by any AFFILIATE of LICENSEE to the extent that the AFFILIATE remains an AFFILIATE of LICENSEE. LICENSEE hereby unconditionally guarantees the compliance with and performance by its AFFILIATES of all applicable provisions of this AGREEMENT and will be responsible and jointly and severally liable for all of its and its AFFILIATES’ obligations due pursuant to this AGREEMENT. A breach of this AGREEMENT by any of LICENSEE’s AFFILIATES will be deemed a breach by LICENSEE.

(c)    For clarity, nothing herein will preclude LICENSEE from entering into, or will require consent from LICENSOR with respect to, agreements with any SERVICE PROVIDERS to transfer CELLS to SERVICE PROVIDERS, for use by such SERVICE PROVIDERS for purposes which include, without limitation, the research, development (including human clinical trials), testing, analysis, expression, manufacture, production and storage of LICENSEE PRODUCTS in accordance with the rights granted hereunder, provided that each such SERVICE PROVIDER to which CELLS are transferred after the EFFECTIVE DATE agrees

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in writing (i) only to use such CELLS on behalf of LICENSEE as provided hereunder; (ii) not to transfer CELLS to, or use CELLS on behalf of, any THIRD PARTY; (iii) not to use CELLS for the benefit of such SERVICE PROVIDER other than such use on behalf of LICENSEE hereunder; and (iv) to return to LICENSEE or destroy all CELLS in its possession upon completion or termination of its activities on behalf of LICENSEE, and to certify such return or destruction in writing to LICENSEE (with a copy of such certification provided to LICENSOR upon request). LICENSEE shall promptly notify LICENSOR once it becomes aware that any SERVICE PROVIDER is using CELLS other than as permitted under this AGREEMENT. LICENSEE agrees that its continued employment of a SERVICE PROVIDER when LICENSEE and/or its AFFILIATES are aware or should be aware that such SERVICE PROVIDER is using CELLS other than as permitted hereunder, if not cured as provided under Section 7.3, shall constitute a material breach by LICENSEE under this AGREEMENT. Notwithstanding the foregoing, LICENSEE shall remain responsible for its own and its SERVICE PROVIDERS’ performance under this AGREEMENT.

(d)    No licenses provided under this AGREEMENT may be sublicensed, assigned, or otherwise transferred by LICENSEE except in accordance with Section 8, below.

(e)    Except as set forth in Section 2.1(c) or Section 2.1(d) hereof, LICENSEE shall have no right to transfer CELLS to any THIRD PARTY under this AGREEMENT.

(f)    No other rights are conveyed to LICENSEE by LICENSOR by implication, estoppel or otherwise.

2.2    Limitations. LICENSEE acknowledges and agrees that LICENSEE does not acquire any rights hereunder to:

(a)    transfer CELLS to any THIRD PARTY other than its SERVICE PROVIDERS or the SERVICE PROVIDERS of its AFFILIATES as specifically set forth in Section 2.1;

(b)    sell or offer to sell CELLS to any THIRD PARTY;

(c)    directly administer the CELLS into humans or animals; or

(d)    direct the replication of or the use of the CELLS for any purpose other than as set forth in Section 2.1 or as otherwise specified herein.

2.3    No Implied License. Nothing in this AGREEMENT shall be construed as conferring explicitly or by implication, estoppel or otherwise any license, right or immunity under any rights that LICENSOR (and its successors, AFFILIATES and assigns, and successors, AFFILIATES and assigns of each of the foregoing) now owns or holds a license to, or acquires or obtains a license to in the future, other than the specifically identified RIGHTS for use in connection with LICENSEE PRODUCTS, regardless of whether such other rights are dominant or subordinate to the RIGHTS. Furthermore, LICENSEE and its AFFILIATES have not provided and will not provide, and LICENSOR and its AFFILIATES have not received and will not receive, any consideration except that which is expressly provided herein for the specific rights expressly granted herein. LICENSOR and its AFFILIATES do not represent or warrant that the RIGHTS include all rights owned, licensed or controlled by LICENSOR and/or its AFFILIATES that may pertain to (i) the full breadth and scope of RIGHTS and/or LICENSEE PRODUCTS, (ii) the full breadth and scope of compositions and/or methods LICENSEE and/or its AFFILIATES may employ related to RIGHTS and/or LICENSEE PRODUCTS, (iii) the full breadth and scope of methods and/or compositions an end user customer may employ related to RIGHTS and/or LICENSEE PRODUCTS, and/or (iv) the full breadth and scope of intellectual property that may arise related to RIGHTS and/or LICENSEE PRODUCTS

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2.4    Regulatory Support. In the event that LICENSEE engages in clinical and regulatory activities directed towards obtaining regulatory approval of a LICENSEE PRODUCT and desires additional assistance or information from LICENSOR with respect to the cell lineage history, testing results or any other cell line documentation relating to the CELLS, then LICENSOR shall, at the expense of LICENSEE, use commercially reasonable efforts to provide such assistance or information.

3.    Fees. As consideration for the rights granted hereunder, LICENSEE agrees to pay LICENSOR a non-refundable, non-creditable license fee of [XXX], due upon the EFFECTIVE DATE and payable within fifteen (15) days thereof (“LICENSE FEE”). For clarity, termination of this AGREEMENT at any time after the EFFECTIVE DATE shall not relieve LICENSEE of any unfulfilled payment obligations of the LICENSE FEE.

4.    Payment. All payments due hereunder shall be payable in U.S. dollars and shall be made by check or wire transfer to the appropriate account as follows:

Payment by check shall be made to:

Thermo Fisher Scientific, Inc.

Life Technologies Corporation

5823 Newton Drive

Carlsbad, CA 92008 USA

Attention: License Management and Contract Compliance (LMCC)

Payment by wire transfer shall be made to:

LICENSEE shall be responsible for any and all bank transfer charges associated with payments required to be made by it or its AFFILIATES under this AGREEMENT.

Any amount not paid by LICENSEE when due will bear interest at an annual rate of [XXX] over the prime rate offered by Citibank N.A. on the date the payment is due until the due date the payment is made. The payment of such interest shall not prohibit LICENSOR from exercising any other rights it may have as a consequence of the lateness of the payment.

5.    Confidentiality; Press Release; Use of Marks.

5.1    CONFIDENTIAL INFORMATION. The term “CONFIDENTIAL INFORMATION” in this AGREEMENT means all non-public or proprietary information disclosed by or on behalf of a PARTY or its AFFILIATES to the other PARTY pursuant to this AGREEMENT, which may include ideas, inventions, discoveries, concepts, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, inventories, machines, techniques, development, designs, drawings, computer programs, skill, experience, documents, apparatus, results, clinical and regulatory strategies,

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regulatory documentation, information and submissions pertaining to, or made in association with, filings with any REGULATORY AUTHORITY, data, including pharmacological, toxicological and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in whatever form or medium, and whether or not designated or marked “confidential” or “proprietary.” CONFIDENTIAL INFORMATION shall include the terms and conditions of this AGREEMENT.

5.2    Exclusions. Notwithstanding any other provision of this AGREEMENT, CONFIDENTIAL INFORMATION shall not include any item of information that the receiving party demonstrates: (i) became generally available to the public other than as a result of disclosure by the receiving party or its AFFILIATES; (ii) was available to the receiving party and its AFFILIATES on a non-confidential basis prior to the disclosure to the receiving party by the disclosing party; (iii) became available to the receiving party or its AFFILIATES on a non-confidential basis from a source other than the disclosing party; provided that, such source is not bound by an obligation of confidentiality to the disclosing party; or (iv) was independently developed by the receiving party without use of the CONFIDENTIAL INFORMATION as evidenced by written records.

5.3    Non-Use and Confidentiality. The PARTIES shall maintain the CONFIDENTIAL INFORMATION in strict confidence and the PARTIES shall use CONFIDENTIAL INFORMATION only in accordance with the terms and conditions of this AGREEMENT. Each PARTY shall (i) limit its dissemination of CONFIDENTIAL INFORMATION to only those employees and agents of such PARTY and such PARTY’s AFFILIATES, who require such CONFIDENTIAL INFORMATION in order to exercise the rights of each PARTY and such PARTY’s AFFILIATES under this AGREEMENT and such employees and agents shall be subject to obligations of confidentiality at least as restrictive as those specified herein; and (ii) not disclose, without the prior written consent of the other PARTY, CONFIDENTIAL INFORMATION to any THIRD PARTY other than to (a) an AFFILIATE or SERVICE PROVIDER to the extent required for the purposes of this AGREEMENT, (b) to a REGULATORY AUTHORITY in connection with REGULATORY FILINGS, or (c) to any GOVERNMENTAL AUTHORITY in accordance with LAWS. In the event that the receiving party or anyone to whom it transmits the CONFIDENTIAL INFORMATION pursuant to this AGREEMENT becomes legally required to disclose any such CONFIDENTIAL INFORMATION, the receiving party shall provide the disclosing party with prompt notice of such required disclosure so that the disclosing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this AGREEMENT. In the event that such protective order or other remedy is not obtained, the receiving party shall furnish only that portion of the CONFIDENTIAL INFORMATION which is legally required to be furnished in the written opinion of the receiving party’s counsel. The burdens of non-use and confidentiality under this Agreement will continue until terminated by mutual agreement between the PARTIES hereto.

5.4    Press Release. Neither PARTY will make any public press release or similar publicity announcement or disclosure that includes the other PARTY’s names, logos, trademarks or service marks, or the physical likeness or names of its employees or investigators or other symbols of the other PARTY without the other PARTY’s prior written consent.

5.5    Limited Use of Marks. LICENSEE shall not, at any time, employ any of the trade names, trademarks, trade dress, slogans, designs, or the like of LICENSOR or its AFFILIATES for any advertising, promotional, or other purposes without prior written permission to do so from LICENSOR; provided, however, that LICENSEE may disclose the existence of this AGREEMENT and the name of LICENSOR and its AFFILIATES to LICENSEE’s AFFILIATES, SERVICE PROVIDERS and THIRD PARTIES, and to REGULATORY AUTHORITIES in connection with REGULATORY FILINGS and in accordance with the requirements of any GOVERNMENTAL AUTHORITIES (subject to Section 5.3 above).

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6. Reservation of Rights. This AGREEMENT shall not limit the rights of LICENSOR or its AFFILIATES in any way regarding RIGHTS. It is specifically understood that as between the PARTIES to this AGREEMENT, LICENSOR reserves the right for itself or through its AFFILIATES to exercise its rights in its intellectual property, and to license, sublicense, assign or otherwise transfer such rights to others for any purpose whatsoever, under any terms it so chooses, in its sole discretion or not at all, including terms and conditions that are substantially similar to or different from those in this AGREEMENT. For purposes of clarification, LICENSOR may provide THIRD PARTIES with draft contracts that are substantially similar to this AGREEMENT at its sole discretion.

This AGREEMENT shall also not limit the rights of LICENSEE or its AFFILIATES to license their own intellectual property rights to any THIRD PARTY. For clarity, in order for any THIRD PARTY to use CELLS or any LICENSOR intellectual property rights thereto (including RIGHTS) for commercial purposes (including without limitation pre-IND commercial research), except as set forth in 2.1 (c), such a THIRD PARTY must obtain a separate license from LICENSOR for consideration and on terms and conditions to be determined by LICENSOR, and it is a material condition of this AGREEMENT that LICENSEE inform its clients, potential licensees and other THIRD PARTIES interested in such rights of this requirement in writing with a copy of each such notification to LICENSOR.

7. Term and Termination

7.1    TERM. This license is granted to LICENSEE as of the EFFECTIVE DATE, and will continue in perpetuity unless earlier terminated in accordance with this Section 7 (the “TERM”).

7.2    Termination by LICENSEE. LICENSEE may terminate this AGREEMENT without specification of any reason with thirty (30) days’ prior written notice to LICENSOR. Any such termination shall become effective at the end of the thirty (30) day notice period.

7.3    Termination by LICENSOR.

(i)    Upon a material breach or default of a material term under this AGREEMENT by LICENSEE or an AFFILIATE of LICENSEE, including without limitation a failure to pay fees owed as specified in this AGREEMENT, this AGREEMENT may be terminated by LICENSOR upon sixty (60) days prior written notice to LICENSEE (the “CURE PERIOD”). Any termination of this AGREEMENT pursuant to this Section 7.3 shall become effective at the end of the CURE PERIOD, unless LICENSEE has cured any such material breach prior to the expiration of such CURE PERIOD.

(ii)    In the event that LICENSEE notifies LICENSOR, or LICENSOR becomes independently aware, that any of LICENSEE’s AFFILIATES or a particular SERVICE PROVIDER is using CELLS other than as permitted under this AGREEMENT (a “NON-COMPLIANT ENTITY”), the rights conveyed by LICENSEE or its AFFILIATES to such NON-COMPLIANT ENTITY under this AGREEMENT may be terminated by LICENSOR upon sixty (60) days’ written notice to LICENSEE. Said notice shall become effective at the end of the sixty (60) day period, unless during said period LICENSEE causes the NON-COMPLIANT ENTITY to cure the non-compliant activities, and LICENSEE provides clear written evidence of such cure to LICENSOR.

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(iii)    LICENSOR shall have the right to terminate this AGREEMENT immediately at any time upon written notice to LICENSEE in the event that LICENSOR reasonably determines that continued performance under the AGREEMENT may violate any LAWS. LICENSOR shall communicate with LICENSEE regarding the circumstances giving rise to such termination and shall use commercially reasonable efforts to provide LICENSEE with advance notice of such termination. Prior to terminating the AGREEMENT as set forth herein, LICENSOR shall use commercially reasonable efforts to mitigate the potential violation of any LAWS.

Termination by LICENSOR in compliance with this Section 7.3 shall not, in any event, constitute a breach of this AGREEMENT.

7.4    Effect of Termination.

(a)    Upon the effective date of termination of this AGREEMENT, all rights and licenses granted to LICENSEE and its AFFILIATES by LICENSOR hereunder, including any rights extended by LICENSEE and/or its AFFILIATES to SERVICE PROVIDERS or DISTRIBUTORS shall automatically and immediately terminate and LICENSEE shall immediately stop, and shall cause (if applicable) its AFFILIATES, SERVICE PROVIDERS, and DISTRIBUTORS to immediately stop, exercising the license rights granted to LICENSEE in Section 2.1 of this AGREEMENT.

(b)    LICENSEE shall, as soon as practicable, but in any event, within sixty (60) days following the effective date of termination of this AGREEMENT cause its AFFILIATES and SERVICE PROVIDERS to return to LICENSEE or destroy all CELLS in such AFFILIATES’ and/or SERVICE PROVIDERS’ possession, with certification of such return or destruction in writing to LICENSEE (with a copy of such certification provided to LICENSOR upon request).

(c)    Upon termination for any reason of rights conveyed by LICENSEE or its AFFILIATES to any AFFILIATE or SERVICE PROVIDER under this AGREEMENT, which termination does not include termination of the licenses granted to LICENSEE hereunder, LICENSEE shall, within thirty (30) days following the effective date of such termination, cause the terminated AFFILIATE or SERVICE PROVIDER to return to LICENSEE or destroy all CELLS in such AFFILIATE’s or SERVICE PROVIDER’s possession and to certify such return or destruction in writing to LICENSEE (with a copy of such certification provided to LICENSOR upon request).

(d)    All rights and obligations of the PARTIES set forth herein that expressly or by their nature survive the expiration, assignment or termination of this AGREEMENT shall continue in full force and effect subsequent to, and notwithstanding the termination of this AGREEMENT until they are satisfied or by their nature expire and shall bind the PARTIES and their legal representatives, successors, and permitted assigns, including, without limitation (i) Sections 3 and 4 (to the extent that payment obligations existing before expiration or termination of this AGREEMENT remain unmet upon expiration or termination of this AGREEMENT); and (ii) Sections 1, 5, 6, 7.4, 8, 9.5, 9.6, 10, 11 and 12.

8. Assignment/Transferability.

8.1    Assignment by LICENSEE. This AGREEMENT is personal to LICENSEE and neither this AGREEMENT nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise, including, without limitation (i) through the acquisition by any person or group, directly or indirectly, of the beneficial ownership of more than fifty percent (50%) of the total voting power of LICENSEE; (ii) through a merger of

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LICENSEE into another person or entity; and (iii) through the sale, lease or transfer of all or substantially all of the assets of LICENSEE to any person or entity in one or a series of related transactions with any of the foregoing referred to as a “CHANGE OF CONTROL”) by LICENSEE, without the prior express written consent of LICENSOR, which shall not be unreasonably withheld, except that, without such consent, LICENSEE may transfer this Agreement to SOLID GT, LLC.

8.2 Assignment by LICENSOR. LICENSOR may assign all or any part of its rights and obligations under this AGREEMENT at any time without the consent of LICENSEE or its AFFILIATES or (if applicable) any successor or permitted transferee of LICENSEE to whom this AGREEMENT may have been assigned pursuant to Section 8.1. LICENSEE or (if applicable) any successor or permitted transferee agrees to execute such further acknowledgments or other instruments as LICENSOR may reasonably request in connection with such assignment.

8.3    Binding Effect. Any permitted assignment of this AGREEMENT shall be binding on the assignee. Any purported assignment or other transfer of this AGREEMENT other than as expressly set forth in Section 2.1 or this Section 8 shall be null and void.

9. Warranties and Representations; Acknowledgements; Limitation of Liability.

9.1    By LICENSOR. LICENSOR represents and warrants that, as of the EFFECTIVE DATE, it has the full right and authority to enter into this AGREEMENT and to grant to LICENSEE the rights granted in Section 2 of this AGREEMENT. For the avoidance of doubt, CELLS were provided “as is” solely for LICENSEE to generate derivatives products. Except as provided in this Section 9.1, LICENSOR makes no representations or warranties concerning the CELLS.

9.2    By LICENSEE.

(a)    LICENSEE represents, warrants and covenants to LICENSOR that:

(i)    LICENSEE has the full right and authority to enter into this AGREEMENT;

(ii)    the use of CELLS by LICENSEE, its AFFILIATES and SERVICE PROVIDERS prior to the EFFECTIVE DATE has been in compliance with the non-financial terms and conditions of this AGREEMENT;

(iii)    LICENSEE has complied with and shall comply with and require its AFFILIATES and SERVICE PROVIDERS to comply with all (i) LAWS; and (ii) requirements of REGULATORY AUTHORITIES in connection with the exercise of the rights granted to LICENSEE by LICENSOR hereunder;

(iv)    LICENSEE will not resell CELLS;

(v)    LICENSEE has and will maintain the technical and other requisite competencies to determine, and is solely responsible for determining, the suitability of the CELLS purchased from LICENSOR for use by LICENSEE;

(vi)    LICENSEE and its AFFILIATES, as applicable, will conduct all necessary tests, comply with all applicable regulatory requirements and obtain all applicable REGULATORY AUTHORIZATIONS, issue all appropriate warnings and information to users, and be responsible for obtaining any required THIRD PARTY intellectual property rights with respect to LICENSEE’S and its AFFILIATES’ (a) use of CELLS or RIGHTS and (b) COMMERCIALIZATION of LICENSEE PRODUCTS;

(vii)    LICENSEE will adhere to LICENSEE’S procedures, current Good Manufacturing Practices (cGMP) process for manufacturing LICENSEE PRODUCTS, and will conduct all testing needed to ensure the safety, potency and purity of LICENSEE PRODUCTS and compliance with LAWS;

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(viii)    LICENSEE shall diligently pursue REGULATORY AUTHORIZATION for LICENSEE PRODUCTS and shall not sell or cause to be sold, use or cause to be used such LICENSEE PRODUCTS in any manner requiring such REGULATORY AUTHORIZATION until it is finally obtained; and

(ix)    LICENSEE will comply with all applicable anticorruption and antibribery laws and will not knowingly take any action that would cause LICENSOR or any of its AFFILIATES to be in violation of such laws. As part of such compliance, LICENSEE represents that it shall not offer or make any improper payments of money or anything of value to a non-U.S. Government Official in connection with this AGREEMENT. Licensee shall not offer or make improper payments to a THIRD PARTY knowing, or suspecting, that the THIRD PARTY will give the payment, or a portion of it, to a Government Official.

(b)    LICENSEE acknowledges and covenants that:

(i)     CELLS were originally sold by LICENSOR and its AFFILIATES for research use only and are expressly not qualified for commercial, therapeutic or biotherapeutic purposes by LICENSOR or its AFFILIATES. LICENSEE assumes all responsibility and liability associated with LICENSEE’S use of CELLS for human use;

(ii)     CELLS have not been tested by or for LICENSOR for safety or efficacy or any other purpose, unless expressly stated in LICENSOR’s catalogues or on the label or other documentation accompanying the CELLS at the time the CELLS were sold to LICENSEE;

(iii)    Except as provided in Section 2.4, LICENSOR has no obligation to develop any cell lineage history, testing results or any other cell line documentation relating to the CELLS;

(iv)    Except as provided in Section 2.4, LICENSOR has not provided, nor does any term in this AGREEMENT require it to provide to LICENSEE, its AFFILIATES or any THIRD PARTY, any cell lineage history, testing results or any other cell line documentation relating to the CELLS at any time;

(v)    there are gaps in the cell line history of CELLS. Except as provided in Section 2.4, LICENSEE agrees to assume all responsibility for addressing those gaps and documenting the steps it took to address those gaps. LICENSEE agrees to assume all responsibility for testing the CELLS, any derivatives thereof, and any products, including LICENSEE PRODUCTS that LICENSEE or its AFFILIATES offers for sale or sells or services that LICENSEE or its AFFILIATES performs that are manufactured using, derivatives of, or ever came in contact with the CELLS, for viral and/or bacterial contamination or other adventitious agents, and that it will remove any such contamination or adventitious agent from any additional processes, materials, or products that LICENSEE may create using or that came in contact with CELLS;

(vi)    LICENSOR developed CELLS and provided CELLS to LICENSEE without expectation that CELLS would be used in humans;

(vii)    LICENSEE’s use of CELLS may require authorization from or licensure of THIRD PARTY intellectual property or proprietary rights and such THIRD PARTY rights are not herein conferred by LICENSOR to LICENSEE by implication, estoppel, or otherwise; and

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(viii)    nothing in this AGREEMENT shall be construed as conferring the right to use in advertising, publicity or otherwise any trademarks or any contraction, abbreviation, simulation or adaptation thereof, of LICENSOR, except as expressly set forth herein.

9.3    Mutual. Each PARTY represents and warrants to the other PARTY that (i) such PARTY is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) such PARTY has the legal power and authority to execute, deliver and perform this AGREEMENT; (iii) the execution, delivery and performance by such PARTY of this AGREEMENT has been duly authorized by all necessary corporate action; (iv) this AGREEMENT constitutes the legal, valid and binding obligation of such PARTY, enforceable against such PARTY in accordance with its terms; and (v) the execution, delivery and performance of this AGREEMENT will not cause or result in a violation of any law, of such PARTY’s charter documents, or of any contract by which such PARTY is bound.

9.4    Anti-Boycott. Notwithstanding any other provision of this AGREEMENT, neither LICENSEE nor LICENSOR shall be required to take or refrain from taking any action impermissible or penalized under the laws of the United States or any applicable foreign jurisdiction, including without limitation the anti-boycott laws administered by the U.S. Commerce and Treasury Departments.

9.5    Disclaimer of Other Warranties. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER LICENSOR NOR ANY OF ITS AFFILIATES MAKES ANY WARRANTIES, EXPRESS OR IMPLIED OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE MANUFACTURE, USE, IMPORT OR SALE OF CELLS OR LICENSEE PRODUCTS WILL BE FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL OR PROPRIETARY RIGHTS OF A THIRD PARTY. LICENSOR AND ITS AFFILIATES EXPRESSLY DISCLAIM ANY AND ALL WARRANTIES THAT THE USE OF CELLS, INCLUDING WITHOUT LIMITATION, THE USE OF CELLS IN THE MANUFACTURE OF LICENSEE PRODUCTS OR COMPONENTS THEREOF, THE USE OF THE RIGHTS OR THE USE OR TRANSFER OF SUCH LICENSEE PRODUCTS OR COMPONENTS THEREOF BY OR TO ANY AFFILIATE OR THIRD PARTY (INCLUDING A SERVICE PROVIDER), AND/OR ANY RESULTS OBTAINED BY USING SUCH CELLS, RIGHTS OR LICENSEE PRODUCTS OR COMPONENTS THEREOF, ARE, OR WILL BE, FREE FROM INFRINGEMENT OF ANY PATENT OR OTHER INTELLECTUAL OR PROPRIETARY RIGHTS OF THIRD PARTIES; AND THIS ALLOCATION OF RISK BETWEEN THE PARTIES IS REFLECTED IN THE TERMS OF THE AGREEMENT AND IS AN ESSENTIAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES.

NEITHER LICENSOR NOR ANY OF ITS AFFILIATES MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE SUITABILITY OF THE CELLS FOR HUMAN USE OR COMMERCIALIZATION.

9.6    Indirect Damages. NEITHER LICENSOR NOR ITS AFFILIATES SHALL BE LIABLE HEREUNDER TO LICENSEE, ITS AFFILIATES OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM THE MANUFACTURE OR USE OF CELLS OR LICENSEE PRODUCTS, OR THE USE OF THE RIGHTS, OR IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF LICENSOR AND/OR ITS AFFILIATES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

9.7    Limitation of Liability. UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF LICENSOR AND ITS AFFILIATES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, REGARDLESS OF THE FORUM AND REGARDLESS OF

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WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR ANY OTHER LEGAL THEORY, EXCEED THE TOTAL AMOUNT PAID BY LICENSEE COLLECTIVELY TO LICENSOR AND ITS AFFILIATES HEREUNDER (DETERMINED AS OF THE DATE OF ANY FINAL JUDGMENT IN SUCH ACTION).

10.    Export Regulations. LICENSEE on behalf of itself and its AFFILIATES hereby agrees to comply with all applicable U.S. export laws administered by the FDA and U.S. export control and economic sanctions laws, regulations, and orders, including without limitation those regulations maintained by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. Commerce Department’s Bureau of Industry and Security. Without limiting the foregoing, LICENSEE covenants and agrees that neither it nor its AFFILIATES shall, directly or indirectly, sell, export, re-export, transfer, divert, or otherwise release or dispose of any equipment, product, commodities, services, software, samples, materials, information, technical data, or technology received under this AGREEMENT to or through any individual, entity, or destination, or for use prohibited by the laws or regulations of the U.S. or any other applicable jurisdiction without having obtained prior authorization from the competent GOVERNMENTAL AUTHORITIES as required by all such laws and regulations. LICENSEE’s or any of its AFFILIATES’ breach of this provision shall constitute cause for immediate termination of this AGREEMENT. LICENSEE agrees to indemnify and hold harmless LICENSOR and its AFFILIATES for LICENSEE’s or any of its AFFILIATES’ non-compliance with these controls in connection with a breach of this provision.

11.    Indemnity; Insurance.

11.1    Indemnification by LICENSEE. LICENSEE shall defend, indemnify and hold LICENSOR, AFFILIATES, and its and their respective officers, directors, employees and agents (the “INDEMNITEES”), harmless from and against all liability, damages, expenses (including reasonable attorneys’ and expert witness fees and expenses), recoveries and losses resulting from any death, personal injury, illness or property damage (collectively, “LOSSES”) resulting from any claims (including any claims for infringement or misappropriation of intellectual property), demands, actions, suits or proceedings (collectively, “CLAIMS”) brought by a THIRD PARTY to the extent that such CLAIMS arise out of, are based on, or result from (i) the replication or use of CELLS by LICENSEE, its AFFILIATES or SERVICE PROVIDERS; (ii) the use of RIGHTS by LICENSEE, its AFFILIATES or SERVICE PROVIDERS; (iii) breach by LICENSEE or any of its AFFILIATES or SERVICE PROVIDERS of any representation, warranty or covenant made by LICENSEE in this AGREEMENT or (iv) any use, sale, or import of LICENSEE PRODUCTS, including but not limited to, use or reliance upon such LICENSEE PRODUCTS or RIGHTS, by LICENSEE, its AFFILIATES, SERVICE PROVIDERS and/or its or their DISTRIBUTORS or customers.

11.2    Indemnification Procedures. INDEMNITEES shall give written notice to LICENSEE in a reasonably timely manner after learning of such CLAIM. INDEMNITEES shall provide LICENSEE with reasonable assistance, at LICENSEE’s expense, in connection with the defense of the CLAIM for which indemnity is being sought. INDEMNITEES may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, that LICENSEE shall have the right to assume and conduct the defense of the CLAIM with counsel of its choice. LICENSEE shall not settle any CLAIM without the prior written consent of the INDEMNITEES, not to be unreasonably withheld or delayed, unless the settlement involves only the payment of money. INDEMNITEES shall not settle any CLAIM without the prior written consent of LICENSEE. If LICENSEE does not assume and conduct the defense of the CLAIM as provided above, (i) INDEMNITEES may defend against, and consent to the entry of any judgment or enter into any settlement with respect to,

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the CLAIM in any manner the INDEMNITEES may deem reasonably appropriate (and INDEMNITEES need not consult with, or obtain any consent from, LICENSEE in connection therewith); and (ii) LICENSEE will remain responsible to indemnify the INDEMNITEES as provided in this Section 11.

11.3    Insurance. LICENSEE will maintain the following insurance policies:

(a)    Research and Development. As of the EFFECTIVE DATE of this AGREEMENT and until the date on which LICENSEE obtains a REGULATORY AUTHORIZATION to COMMERCIALIZE LICENSEE PRODUCT, LICENSEE will maintain in effect commercial general liability coverage, covering LICENSEE’S obligations under this AGREEMENT with limits not less than [XXX].

(b)    Clinical Trials Insurance. From the first day LICENSEE commences clinical trials using materials manufactured using CELLS (“LICENSEE’S CLINICAL TRIAL(S)”) and for at least five (5) years of consistent coverage (tail coverage for claims-made policy) after termination of this Agreement, LICENSEE will maintain in effect clinical trial insurance coverage with limits and policy terms required by local LAWS in the territories where the LICENSEE’S CLINICAL TRIALS are taking place and not less than:

(i)    [XXX] upon commencement of PHASE I CLINICAL STUDY; and

(ii)    [XXX] upon commencement of any LICENSEE’S CLINICAL TRIALS beyond PHASE I CLINICAL TRIAL.

(c)    Insurance upon COMMERCIALIZATION. Prior to or upon the grant of a REGULATORY AUTHORIZATION to COMMERCIALIZE LICENSEE PRODUCT, LICENSEE will maintain commercial general liability and product liability insurance, covering therapeutic products and LICENSEE’S obligations under the terms of this AGREEMENT, including its indemnification obligations and costs for defense, for any claims arising from bodily injury and property damage regarding the use of CELLS with limits not less than [XXX]. This insurance policy will be maintained until the later of: (i) the expiration of any applicable statute of limitations, (ii) five (5) years following termination of this AGREEMENT, or (iii) five (5) years following the last sale of LICENSEE PRODUCTS.

(d)    The insurance policies, or certificates issued to LICENSEE evidencing such insurance coverage shall:

(i) Name as additional insured each of LICENSOR and its AFFILIATES;

(ii) Be primary and non-contributing with, and not in excess of, any other insurance available to LICENSOR;

(iii)    Have reasonable and customary deductible amounts compared to other similar companies in the biotechnology and biopharmaceutical industry;

(iv)    Be issued by responsible insurance carriers licensed to do business in the state in which the project is located, and with a rating of not less than A-, as rated in the most currently available “Best’s Insurance Guide;”

(e)    LICENSEE will also maintain locally admitted commercial general liability and/or other clinical trial coverage and product liability insurance, covering therapeutic products and LICENSEE’S obligations under the terms of this AGREEMENT, in any other territories where (i) LICENSEE operates, (ii) LICENSEE’S CLINICAL TRIALS are taking place, or (iii) LICENSEE PRODUCTS are manufactured, COMMERCIALIZED, or used, as required by applicable LAWS. Such insurance policies shall name as additional insured each of LICENSOR and its AFFILIATES, if such additional insured language is customary in these territories.

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(f)    Certificates of insurance evidencing the coverage as required by this Section 11.3 will be delivered to LICENSOR by LICENSEE upon request. LICENSEE will notify LICENSOR if the insurance policy is cancelled, suspended, non-renewed, terminated, or materially altered, within thirty (30) days from such change.

(g)    LICENSEE is solely responsible to ensure it maintains the appropriate insurance and level of coverage as required herein. In the event of a failure to carry and maintain the levels of insurance required herein or a failure to remedy any non-conformity, LICENSOR will be entitled to treat such failure as a material breach of the Agreement, in addition to all other rights and remedies available to LICENSOR.

12.    General.

12.1    Entire Agreement. This AGREEMENT constitutes the entire AGREEMENT between LICENSOR and LICENSEE as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this AGREEMENT. This AGREEMENT may be modified or amended only by a writing executed by authorized officers of both of the PARTIES.

12.2    Notices. Any notice required or permitted to be given by this AGREEMENT shall be given in writing in English by postpaid, first class, registered or certified mail, or by courier or facsimile, properly addressed to the other PARTY at the respective address as follows:

If to LICENSOR: Thermo Fisher Scientific, Inc. Life Technologies Corporation 5823 Newton Drive Carlsbad, CA 92008 USA Attention: License Management & Contract Compliance (LMCC)

With a copy, which shall not constitute notice to:

Thermo Fisher Scientific, Inc.

Life Technologies Corporation

5823 Newton Drive

Carlsbad, CA 92008 USA

Attention: Contracts Department

Fax Number: 750-476-6326

If to LICENSEE:

Solid Biosciences

161 First St. 3rd floor

Cambridge, MA 02142

Either PARTY may change its address by providing notice to the other PARTY. Unless otherwise specified herein, any notice given in accordance with the foregoing shall be deemed given within four (4) BUSINESS DAYS after the day of mailing, or one (1) BUSINESS DAY after the date of delivery to the courier, as the case may be.

12.3    Governing Law. This AGREEMENT shall be interpreted and enforced in accordance with laws of the State of California in the United States of America, without regard to its conflicts of laws rules, provided, that those matters pertaining to the validity or enforceability of patent rights shall be interpreted and enforced in accordance with the laws of the territory in which such patent rights exist. The parties expressly agree that the application of the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded and shall NOT apply to this Agreement.

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12.4    Compliance with LAWS. Each PARTY agrees to comply with LAWS in exercising its rights and performing its obligations under this AGREEMENT. Nothing in this AGREEMENT shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this AGREEMENT or concerning the legal right of the PARTIES to enter into this AGREEMENT and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of this AGREEMENT shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

12.5    Injunctive Relief. Notwithstanding anything herein seemingly to the contrary, either PARTY may seek injunctive relief from a court of competent jurisdiction to prevent or limit damage to that PARTY’s CONFIDENTIAL INFORMATION or otherwise preserve the status quo pending the proceeding.

12.6    Relationship of Parties. The relationship of the PARTIES is that of independent contractors, and nothing herein shall be construed as establishing one PARTY or its AFFILIATES as the agent, legal representative, joint venturer, partner, employee, or servant of the other PARTY or its AFFILIATES. Except as set forth herein, neither PARTY shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other PARTY or its AFFILIATES. No PARTY shall hold itself out as being the agent, legal representative, joint venturer, partner, employee, or servant of the other PARTY or its AFFILIATES or as having authority to represent or act for the other PARTY or its AFFILIATES in any capacity whatsoever, except as authorized herein.

12.7    Force Majeure. If the performance of this AGREEMENT or any obligation hereunder (except for the payment of money) is prevented, restricted or interfered with by reason of fire or other casualty or accident, strikes or labor disputes, inability to procure raw materials, power or supplies, war, invasion, civil commotion or other violence, compliance with any order of any governmental authorities or any other act or conditions whatsoever beyond the reasonable control of either PARTY hereto, the PARTY so affected upon giving a prompt notice to the other PARTY shall be excused from such performance to the extent of such prevention, restriction or interference; provided, however, that the PARTY so affected shall use commercially reasonable efforts to avoid or remove such causes of non-performance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed, to the extent commercially reasonable.

12.8    Unenforceabilitv. If any provision of this AGREEMENT is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the PARTIES to the extent possible. In any event, all other provisions of this AGREEMENT shall be deemed valid and enforceable to the full extent possible.

12.9    Waiver, Modifications and Amendments. The failure of any PARTY to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this AGREEMENT shall be valid or effective unless in writing and signed by the PARTIES.

12.10    Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this AGREEMENT as set forth in the text.

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12.11    Severability. Should one or more of the provisions contained in this AGREEMENT be held invalid, illegal or unenforceable by a court or tribunal with jurisdiction to do so, then the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affect the PARTIES’ substantive rights. In such instance, the PARTIES shall use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this AGREEMENT.

12.12    Counterparts. This AGREEMENT may be signed in one or more counterparts, all of which together shall constitute one and the same AGREEMENT, binding on the PARTIES as if such PARTIES had signed the same document. The execution and delivery of this Agreement by either Party hereto by facsimile transmission or e-mail delivery of a “.pdf’ or similarly formatted data file will constitute valid execution and delivery of this Agreement.

IN WITNESS WHEREOF, the PARTIES intending to be legally bound have caused this AGREEMENT to be executed by their respective duly authorized representatives as of the EFFECTIVE DATE.

For LICENSOR:		For LICENSEE:

Life Technologies Corporation		Solid Biosciences

By:	/s/ Deborah Day Barbara	By:	/s/ Ilan Ganot
(signature)		(signature)

Name:	Deborah Day Barbara	Name: llan Ganot
(please print)		(please print)

Title:	Leader, Therapeutic Licensing	Title: CEO

Date:	12/01/16	Date:

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